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Information Analysis Incorporated                     1999 Report on Form 10-KSB
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Exhibit 21.1


                               SUBSIDIARIES OF
                       INFORMATION ANALYSIS INCORPORATED


                                                                       Name under which
                     Name                  State of Incorporation  Subsidiary Does Business
Allied Health & Information Systems, Inc.            VA                      N/A

DHD Systems, Inc.                                    VA                      N/A

International Software Services Corporation          VA                      N/A